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                                                        Exhibit 99.1
                                 MEDIA VERSION
NEWS RELEASE

CCB FINANCIAL CORPORATION
111 Corcoran Street
P.O. Box 931
Durham, North Carolina 27702


For Further
Information
Please Contact:           Robert L. Savage, Jr.             Phone: 919-683-7645

                      CCB FINANCIAL AND SECURITY CAPITAL BANCORP
              ANNOUNCE ENHANCEMENT OF NORTH CAROLINA BANKING FRANCHISE
                              THROUGH COMBINATION

FOR IMMEDIATE RELEASE                         November 7, 1994

   Durham, North Carolina -- CCB Financial Corporation (CCBF:Nasdaq) and Security Capital Bancorp (SCBC:Nasdaq) of Salisbury, N.C., jointly announced today an agreement to merge.
    Under terms of a definitive agreement, CCB will issue .500 shares of its common stock of Security Capital in a tax free exchange. Based on the stock price for CCB Financial of $39.125, the transaction is valued at about $235 million.
    Security Capital is a $1.2-billion bank holding company operating 46 offices in 30 communities located in 13 counties in the south central and western Piedmont regions of North Carolina through its four banking subsidiaries: Security Capital Bank and OMNIBANK, SSB, Salisbury; Citizens Savings, SSB, Concord; and Home Savings Bank, SSB, Kings Mountain. Security Capital holds about 6% of the deposits in the Charlotte Metropolitan Statistical Area (MSA). Security Capital branches will become CCB offices upon completion of the merger.
    The combination with Security Capital will increase CCB's assets to $4.6 billion. CCB will move from 13th in Charlotte-area market share to fourth. Statewide, CCB will move from North Carolina's eighth-largest bank to the seventh-largest, serving more than 50% of the state's population.
    Ernest C. Roessler will continue as president and chief executive officer and David B. Jordan, Security Capital's chief executive officer, will become vice chairman of CCB Financial Corporation. William L. Burns, Jr. will continue as chairman of CCB Financial Corporation. Lloyd G. Gurley, president, and Ralph A. Barnhardt, vice chairman of Security Capital, will become executive vice presidents of CCB Financial.

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    "This combination with Security Capital helps CCB execute its strategy of building a solid presence in the best markets in North Carolina primarily along the I-85/I-40 corridor from Raleigh to Charlotte," Roessler said. "With Security Capital, CCB will have more than $1 billion in deposits in the Charlotte market."
    Roessler continued, "We see great potential for the combined companies. The management teams of both CCB and Security have currently identified approximately $6 million in expense savings that can result from the merger. The synergies, combined with accelerated growth in the Charlotte market, will strengthen CCB's earnings per share in the long run."
    David B. Jordan noted, "We are pleased to give our shareholders, employees and communities the opportunity to join a company with CCB's successful track record. By combining with CCB, we feel that we have helped solidify
CCB Financial as one of North Carolina's premier banking companies. The combined franchises are a natural fit with minimum overlap of branch offices."
    Security Capital has the reputation for soundness and strong asset quality. At or for the nine months ended September 30, Security Capital had an equity-to-assets ratio of 10.15%, non-performing assets as a percentage of total assets of .36%, and a return on average assets before nonrecurring charges of 1.50%.
    Veribanc, Inc., which evaluates banks for safety and soundness, earlier this year gave its Blue Ribbon honor to Security Capital subsidiary Security Bank & Trust for the 12th straight year. And Security Bank has received 19 straight five-star ratings from Bauer Financial Reports, Inc., which evaluates quarterly financial data.
    The CCB-Security Capital merger is scheduled to be completed in the second quarter of 1995, subject to approval by regulators and shareholders of both companies. The merger, based on a fixed-exchange ratio, will be accounted for as a pooling of interests. As part of the merger, CCB anticipates that it will repurchase up to 9% of the shares issued in the merger.

(Wheat First Butcher Singer represented CCB Financial and Robinson-Humphrey represented Security Capital in this transaction.)

                                 INVESTOR VERSION
NEWS RELEASE

CCB FINANCIAL CORPORATION
111 Corcoran Street
P.O. Box 931
Durham, North Carolina 27702


For Further
Information
Please Contact:           Robert L. Savage, Jr.             Phone: 919-683-7645

               CCB FINANCIAL CORPORATION AND SECURITY CAPITAL BANCORP
              ANNOUNCE ENHANCEMENT OF NORTH CAROLINA BANKING FRANCHISE
                              THROUGH COMBINATION

FOR IMMEDIATE RELEASE                         November 7, 1994

   Durham, North Carolina -- CCB Financial Corporation (CCBF:Nasdaq) and Security Capital Bancorp (SCBC:Nasdaq) of Salisbury, N.C. jointly announced today an agreement to merge.

    Under the terms of the definitive agreement, CCB will issue .500 shares of its common stock in exchange for each share of common stock of Security Capital in a tax-free exchange. The merger, which is based on a fixed exchange ratio, will be accounted for as a pooling of interests. Based on the Friday closing stock price of CCB Financial of $39.125, the transaction is valued at approximately $235 million.

    As part of the transaction, CCB announced that it anticipates repurchasing up to 9% of the common shares of stock issued in the merger. CCB is planning to effect this open market repurchase prior to the completion of the transaction.

    Ernest C. Roessler will continue as president and chief executive officer and David B. Jordan will become vice chairman of CCB Financial Corporation. William L. Burns, Jr. will continue as chairman of CCB Financial Corporation. Lloyd G. Gurley, president, and Ralph A. Barnhardt, vice chairman of Security Capital, will become executive vice presidents of CCB Financial Corporation.

    Security Capital is a $1.2 billion bank holding company operating
46 offices in 30 communities located in 13 counties in the south central and western Piedmont regions of North Carolina through its four banking subsidiaries: Security Capital Bank and OMNIBANK, SSB, Salisbury; Citizens Savings, SSB, Concord; and Home Savings Bank, SSB, Kings Mountain. Security Capital holds approximately 6% of the deposits in the Charlotte metropolitan statistical area. At or for the nine months ended September 30, 1994, Security Capital had an equity to assets ratio of 10.15%, non-performing assets as a

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percentage of total assets of .36%, and a return on average assets before nonrecurring charges of approximately 1.50%.

    "The combination with Security Capital continues our strategy of building a solid presence in the best markets in the state of North
Carolina, primarily along the I-85/I-40 corridor from Raleigh to Charlotte," said Ernest C. Roessler, president and chief executive officer of CCB Financial. "With Security Capital, CCB Financial will have over $1 billion in deposits in the rapidly growing Charlotte area market. We believe that the combined operations in this market have the potential to accelerate the growth levels currently being realized by each company individually."

    Roessler continued, "We see great potential for the combined companies. The management teams of both CCB and Security Capital have currently identified significant savings that could result from the merger. These synergies, combined with accelerated growth in our combined Charlotte area franchise, will result in a transaction that will be accretive to CCB's earnings per share in the longer term."

    David B. Jordan noted, "We are pleased to give our shareholders, employees and communities the opportunity to join a company with CCB's successful track record. By combining with CCB, we feel that we have helped solidify CCB Financial as one of North Carolina's premier banking companies. The combined franchises are a natural fit with minimum overlap of branch offices."

    The transaction, which is subject to, among other things, approval by regulatory authorities and stockholders of both companies, is expected to be completed during the second quarter of 1995.

    CCB Financial, with $3.4 billion in assets, currently operates
112 offices in North Carolina. Combined with Security Capital, CCB will have $4.6 billion in assets and will serve over 50% of North Carolina's population.

(Wheat First Butcher Singer represented CCB Financial and Robinson-Humphrey represented Security Capital in this transaction.)